      As filed with the Securities and Exchange Commission on May 2, 1996.
                                                       Registration No. 33-
===========================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                            ----------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ----------------------


                             RESOURCE AMERICA, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                  1521 LOCUST STREET, PHILADELPHIA, PA  19102
              --------------------------------------------------
              (Address of Principal Executive Offices)(Zip Code)

   DELAWARE                                                         72-0654145
- ---------------                                                ---------------
(State or other jurisdiction                                   (I.R.S.Employer
of incorporation)                                          Identification No.)


                 RESOURCE AMERICA, INC. INVESTMENT SAVINGS PLAN
                           (Full title of the plan)

                                Michael L. Staines
                               Senior Vice President
                               Resource America, Inc.
                                1521 Locust Street
                              Philadelphia, PA  19102
                     (Name and address of agent for service)
                                  (215) 546-5005
           (Telephone number, including area code, of agent for service)

                                      Copy to:
                           J. Baur Whittlesey, Esquire
                             Ledgewood Law Firm, P.C.
                        1521 Locust Street - Eighth Floor
                             Philadelphia, PA  19102
                                  (215) 731-9450

                          CALCULATION OF REGISTRATION FEE

                                   Proposed        Proposed
Title of                           maximum            maximum
securities      Amount             offering        aggregate      Amount of
to be           to be              price per       offering       registration
registered      registered         unit(2)         price(2)       fee (3)
- -------------------------------------------------------------------------------
Class A Common
  stock, par value
  $.01 per
  share         10,776 shares      $   48.75       $525,330        $ 181.24
Interests in
  the Plan (1)                     $               $               $
                --------            ---------       --------        ---------
- -------------------------------------------------------------------------------
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 on the basis of $48.75 per share, the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on April 26, 1996.

(3) Pursuant to Rule 457(h)(2), no separate fee is required with respect to plan interests.

                                    PART I

              INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents of Resource America, Inc. (the "REGISTRANT") and the Resource America, Inc. Investment Savings Plan (the "PLAN") filed or to be filed with the Securities and Exchange Commission (the "COMMISSION") are incorporated by reference in this Registration Statement as of their respective dates:


     1. The Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1995 containing the audited consolidated financial statements of the Registrant for the fiscal years ended September 30, 1994 and 1995.

     2. The Registrant's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1995.

     3. The description of the Common Stock of the Registrant (formerly called Resource Exploration, Inc.) contained the Registrant's Registration Statement on Form 8-A, Commission number 0-4408, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the Registrant's Common Stock being registered hereby is being passed upon by Ledgewood Law Firm, P.C. ("LEDGEWOOD"), counsel to the Registrant. Edward E. Cohen, of counsel to Ledgewood, is a principal shareholder of the Registrant as well as President and a director.

Item 6.  Indemnification of Directors and Officers.

     Pursuant to the bylaws of the Registrant, the Registrant is required to indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer, as the case may be, of the Registrant.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The following exhibits are filed herewith:

     Exhibit
     No.           Document
     -------       --------
        4          Resource America, Inc. Investment Savings Plan.

        5 Opinion of Ledgewood Law Firm, P.C. as to the legality of securities being registered (including consent).

      24(a)        Consent of Grant Thornton LLP.

      24(b)        Consent of Ledgewood Law Firm, P.C. (included in Exhibit 5).

       25 Power of Attorney (included as part of signature pages to this registration statement).

     The Registrant hereby undertakes and affirms that it has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

Undertakings required by Item 512(a) of Regulation S-K
- ------------------------------------------------------

     The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Undertakings required by item 512(b) of Regulation S-K
- ------------------------------------------------------

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to the initial BONA FIDE offering thereof.

Undertakings required by Item 512(h) of Regulation S-K
- ------------------------------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of an action, suit or proceeding) is asserted by such director, offering or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 30, 1996.


                                     RESOURCE AMERICA, INC.


                                  By: /S/ Edward E. Cohen
                                         -------------------------------------
                                          Edward E. Cohen
                                          Chairperson of the Board
                                          (Chief Executive Officer)


     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 30, 1996.

                                     RESOURCE AMERICA, INC. INVESTMENT
                                     SAVINGS PLAN

                                  By: /S/ Edward E. Cohen
                                      -------------------------------------
                                          Edward E. Cohen, Trustee of the Plan


                            POWER OF ATTORNEY

     Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen and Michael L. Staines, and each of them acting above, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or said attorney-in-fact's substitute or substitutes may do or cause to be done by virtue hereof.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Edward E. Cohen                                        Date: April 30, 1996
- --------------------------------------------
    EDWARD E. COHEN, Chairman of the Board
    and President



/s/ Michael L. Staines                                     Date: April 30, 1996
- --------------------------------------------
    MICHAEL L. STAINES, Senior Vice President,
    Secretary and a Director



/s/ Carlos C. Campbell                                     Date: April 30, 1996
- --------------------------------------------
    CARLOS C. CAMPBELL, Director



/s/ John R. Hart                                           Date: April 30, 1996
- --------------------------------------------
    JOHN R. HART, Director


/s/ Andrew M. Lubin                                        Date: April 30, 1996
- --------------------------------------------
    ANDREW M. LUBIN, Director


/s/ Alan D. Schreiber, M.D.                                Date: April 30, 1996
- --------------------------------------------
    ALAN D. SCHREIBER, M.D., Director


/s/ John S. White                                          Date: April 30, 1996
- --------------------------------------------
    JOHN S. WHITE, Director


/s/ Nancy J. McGurk                                        Date: April 30, 1996
- --------------------------------------------
NANCY J. MCGURK, Vice President -
Finance and Treasurer (Chief Accounting
Officer)

                                EXHIBIT INDEX

Exhibit No.     Document                                                  Page
- -----------     -------------------------------------------------       ------

   4            Resource America, Inc. Investment Savings Plan.              8

   5            Opinion of Ledgewood Law Firm, P.C. as to the legality     143
                of securities being registered (including consent).

  24(a)         Consent of Grant Thornton LLP                              147

  24(b)         Consent of Ledgewood Law Firm, P.C. (included in
                Exhibit 5).

   25 Power of Attorney (included as part of signature pages to this registration statement).